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                                                                      Exhibit 21

                         Subsidiaries of the Registrant

                                                                      State or other
                                                                      Jurisdiction of
         Subsidiaries                                                 Incorporation
         ------------                                                 -------------
Cedar Corporation                                                         Nevada
Cedro de Mexico, S.A. De C.V.                                             Mexico
Condor D.C. Power Supplies, Inc.                                          California
Condor Holdings, Inc.                                                     Delaware
Industrias SL, S.A. de C.V                                                Mexico
RFL Electronics Inc.                                                      Delaware
SL Auburn, Inc.                                                           New York
SL Delaware, Inc.                                                         Delaware
SL Delaware Holdings, Inc.                                                Delaware
SL Holdings GmbH & Co. KG                                                 Germany
SL Industries Vertrieb GmbH                                               Germany
SL Surface Technologies, Inc. (a)                                         New Jersey
SL Montevideo Technology, Inc.                                            Minnesota
SLW Holdings, Inc. (b)                                                    New Jersey
Teal Electronics Corporation                                              California
Waber Power, LTD (c)                                                      Connecticut

All of the subsidiaries are included in the consolidated financial statements for the year ended December 31, 2003.

(a) Formerly SL Modern Hard Chrome, Inc.

(b) Certain net assets disposed on August 29, 2001, and name changed from SL Waber, Inc. on September 10, 2001.

(c) Formerly SL Electrostatic Technology, Inc.

                                      F-61